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                                                             EXHIBIT 23.2

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the use in this Registration Statement on Form SB-2 of our report dated January 30, 1998 relating to the financial statements and "Selected Historical Financial Information" of Electronic Transmission Corporation for the years ended December 31, 1997 and 1996.



Simonton, Kutac & Barnidge, LLP

Houston, Texas
March 16, 1998